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                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

       SIGNATURE                        TITLE                      DATE
       ---------                        -----                      ----

 /s/ John F. Grundhofer      Chairman, President, Chief       December 29, 1995
--------------------------   Executive Officer and Director
     John F. Grundhofer      (principal executive officer)

 /s/ R.A. Zona               Vice Chairman and                December 29, 1995
--------------------------   Chief Financial Officer
     Richard A. Zona         (principal financial officer)

                             Senior Vice President and                   , 1995
--------------------------   Controller (principal            -----------
     David J. Parrin         accounting officer)

 /s/ Roger L. Hale
--------------------------   Director                         December 29, 1995
     Roger L. Hale

 /s/ Delbert W. Johnson
--------------------------   Director                         December 29, 1995
     Delbert W. Johnson

 /s/ Norman M. Jones
--------------------------   Director                         December 29, 1995
     Norman M. Jones

 /s/ J.H. Kareken
--------------------------   Director                         December 29, 1995
     John H. Kareken

 /s/ R.L. Knowlton
--------------------------   Director                         December 29, 1995
     Richard L. Knowlton

 /s/ J.W. Levin
--------------------------   Director                         December 29, 1995
     Jerry W. Levin

 /s/ Kenneth Macke
--------------------------   Director                         December 29, 1995
     Kenneth A. Macke


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 /s/ Marilyn C. Nelson
--------------------------   Director                         December 29, 1995
     Marilyn C. Nelson

 /s/ Edward J. Phillips
--------------------------   Director                         December 29, 1995
     Edward J. Phillips


--------------------------   Director                                    , 1995
     James J. Renier                                          -----------

 /s/ S. Walter Richey
--------------------------   Director                         December 29, 1995
     S. Walter Richey

 /s/ R. Robinson
--------------------------   Director                         December 29, 1995
     Richard L. Robinson


--------------------------   Director                                    , 1995
     Richard L. Schall                                        -----------

 /s/ Lyle E. Schroeder
--------------------------   Director                         December 29, 1995
     Lyle E. Schroeder


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